Exhibit 1.1

CAPITAL LEASE FUNDING, INC.

Shares of Common Stock

UNDERWRITING AGREEMENT

March [    ], 2004

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

WACHOVIA CAPITAL MARKETS, LLC

RBC CAPITAL MARKETS CORPORATION

as Representatives of the several Underwriters

c/o Friedman, Billings, Ramsey & Co., Inc.

1001 19th Street North

Arlington, Virginia 22209

Dear Sirs:

Capital Lease Funding, Inc., a Maryland corporation (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Friedman, Billings, Ramsey & Co., Inc., Wachovia Capital Markets, LLC and RBC Capital Markets Corporation are acting as Representatives (in such capacity, the “Representatives”), with respect to (a) the sale by the Company of [            ] shares (the “Initial Shares”) of common stock, par value $.01 per share, of the Company (“Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (b) the grant of the option described in Section 1(b) hereof to purchase all or any part of [            ] additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company to the Underwriters, acting severally and not jointly. The [            ] Initial Shares and all or any part of the [            ] Option Shares are hereinafter called, collectively, the “Shares.”

At or before the Initial Closing Time (as defined herein) for the purchase and sale of the Initial Shares, the Company will complete a series of transactions described in the Preliminary Prospectus (as defined herein) and the Prospectus (as defined herein) under the caption “Formation Transactions” (such transactions, the “Formation Transactions”). As part of the Formation Transactions, the Company sold 139,134 shares of Common Stock to certain current and former employees of Capital Lease Funding, LLC, a Delaware limited liability company (the “Operating Company”) in exchange for cash consideration and will issue additional shares of Common Stock to the members of the Operating Company, in exchange for 100% of the outstanding membership interests in the Operating Company. As used in this Agreement, the term “Formation Agreements” means (a) the contribution agreement, described in the Prospectus, among the Company and the members of the Operating Company dated November 20, 2003 (the “Contribution Agreement”); (b) the registration rights agreement, described in the

Prospectus, among the Company and the members of the Operating Company; (c) the employment agreements between the Company and each of Paul H. McDowell, William R. Pollert, Shawn P. Seale, Robert C. Blanz and Michael J. Heneghan; and (d) the several subscription agreements among the Company and certain current and former employees of the Operating Company relating to the sale by the Company of 139,134 shares of Common Stock.

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-11 (No. 333-110644) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and agrees to file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement, at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A of the Securities Act Regulations) is hereinafter called the “Registration Statement,” except that, if the Company files any post-effective amendment to such registration statement that becomes effective prior to the Initial Closing Time, “Registration Statement” shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. The term “Preliminary Prospectus” means the preliminary prospectus, dated March 1, 2004, relating to the Shares, as such prospectus shall have been amended or supplemented from time to time prior to the date of the Prospectus. The term “Prospectus” means the final prospectus as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations. The term “Prospectus” shall also mean any amendments or supplements to the Prospectus.

The Company and the Underwriters agree as follows:

1. Sale and Purchase:

(a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $[            ], the Company agrees to sell to the Underwriters the Initial Shares, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representatives, but shall not be later than five full business days after the exercise of such option, nor in any event prior to the Initial Closing Time (as hereinafter defined). If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

2. Payment and Delivery

(a) Initial Shares. The Initial Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified in writing to the Representatives by the Company upon at least 48 hours’ prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least 24 hours prior to the Initial Closing Time with respect thereto at the office of Friedman, Billings, Ramsey & Co., 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Initial Closing Time.”

(b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified in writing to the Representatives by the Company upon at least 48 hours’ prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least 24 hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing.

(c) Directed Shares. It is understood that approximately [            ] shares of the Initial Shares (“Directed Shares”) initially will be reserved by the Underwriters for offer and sale to employees and persons designated by the Company (“Directed Share Participants”) upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “Directed Share Program”). To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated herein.

3. Representations and Warranties of the Company: The Company represents and warrants to the Underwriters that:

(a) the Company has an authorized capitalization, and will have immediately after the Closing Time for the purchase and sale of the Initial Shares, an actual capitalization, as set forth in the Prospectus; the outstanding shares of stock or, as applicable, partnership or membership interests, of the Company and the Operating Company and each of the subsidiaries of the Company and of the Operating Company (each, a “Subsidiary” and collectively, the “Subsidiaries”), have been duly authorized and validly issued and are fully paid and, with respect to shares of capital stock, limited partnership interests and membership interests, non-assessable (except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act), and all of the outstanding shares of capital stock or partnership or membership interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company or the Operating Company, as applicable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and, except as disclosed in the Registration Statement and the Prospectus, there are no outstanding (i) securities or obligations of the Company, the Operating Company or any of the Subsidiaries convertible into or exchangeable or redeemable for any capital stock or other equity interests of the Company, the Operating Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company, the Operating Company or any Subsidiary any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company, the Operating Company or any Subsidiary to issue any shares of capital stock or other equity interests, any such convertible or exchangeable or redeemable securities or obligations, or any such warrants, rights or options;

(b) each of the Company, the Operating Company and the Subsidiaries (all of which Subsidiaries are named in Exhibit 21.1 to the Registration Statement) has been duly incorporated or organized and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of incorporation or organization with full corporate or other power and authority to own its respective assets and to conduct its respective businesses as described in the Registration Statement and the Prospectus and, in the case of the Company, to execute and deliver this Agreement and the Formation Agreements to which it is a party and to consummate the transactions contemplated herein and therein;

(c) each of the Company, the Operating Company and the Subsidiaries is duly qualified and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification and in which the failure, individually or in the aggregate, to be so qualified could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, or financial condition of the Company, the Operating Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”); except as disclosed in the Registration Statement and the Prospectus, no Subsidiary is (and, upon consummation of the Formation Transactions, the Operating Company will not be) prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s (or the Operating Company’s) capital stock or other equity interests or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary (or the Operating Company) from the Company or such other Subsidiary, or from transferring any such Subsidiary’s (or the Operating Company’s) assets to the Company or to any other Subsidiary; other than as disclosed in the Registration Statement and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any limited liability company, partnership, joint venture or other association;

(d) upon completion of the offering of the Shares, the Company will own (either directly or indirectly) a 100% membership interest in the Operating Company, free and clear of any pledge, lien, encumbrance, security interest or other claim;

(e) each of the Company, the Operating Company and the Subsidiaries is, and upon consummation of the Formation Transactions will be, in compliance in all material respects with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(f) none of the Company, the Operating Company and the Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach thereof, or default thereunder by the Company, the Operating Company or the Subsidiaries) its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, the Operating Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(g) the execution, delivery and performance of this Agreement and the Formation Agreements, and consummation of the transactions contemplated herein or therein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the organizational documents of the Company, the Operating Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, the Operating Company or any Subsidiary is a party or by which any of them or their respective assets may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, the Operating Company or any Subsidiary, except in the case of this clause (B) for such conflicts, breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any asset of the Company, the Operating Company or any Subsidiary;

(h) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (collectively, the “Exceptions”), and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(i) the Formation Agreements have been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the other parties thereto and are the legal, valid and binding agreements of the Company and, to the Company’s knowledge, the other parties thereto enforceable against the Company and such other parties in accordance with their respective terms, except as may be limited by the Exceptions, and neither the Company nor, to the Company’s knowledge, any of the members of the Operating Company is in breach or default of its obligations under the Contribution Agreement (nor has any event occurred that with notice, lapse of time, or both would constitute a breach of, or default thereunder); the Contribution Agreement is sufficient to effect the valid transfer of 100% of the membership interests in the Operating Company to the Company as described in the Registration Statement and the Prospectus, upon payment of the consideration therefor;

(j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein or the Company’s sale and delivery of the Shares or in connection with the execution, delivery and performance of the Formation Agreements or the consummation of the transactions contemplated therein by the Company, or, to the Company’s knowledge, any of the other parties thereto other than (i) such as have been obtained, or will have been obtained at the Initial Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, and (iv) such approvals, authorizations, consents or orders or filings, the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(k) the Company has not offered, or caused the Representatives to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer, borrower, tenant, lender or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its business;

(l) each of the Company, the Operating Company and the Subsidiaries has, and will have upon consummation of the Formation Transactions, all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct the business described in the Registration Statement and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the Company, the Operating Company and the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, the Operating Company or any of the Subsidiaries, the effect of which could reasonably be expected to result in a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

(m) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are threatened by the Commission, and, to the Company’s knowledge, the Company has complied with any request on the part of the Commission for additional information;

(n) the Preliminary Prospectus, the Registration Statement and the Prospectus comply, and any amendments or supplements thereto will comply as of their effective date or issue date, as the case may be, in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus and any amendment or supplement thereto will not, as of the applicable issue date and at the Initial Closing Time and at the Option Closing Time (if any), include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, in reliance upon and in conformity with the information furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (that information being limited to that described in the penultimate sentence of the first paragraph of Section 9(b) hereof);

(o) the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the respective version of the Preliminary Prospectus or Prospectus created to be transmitted to the Commission under the Securities Act for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(p) the financial statements, including the related supporting schedules and notes, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data in the Registration Statement and the Prospectus under the captions “Summary — Summary Selected Historical Financial Information,” and “Selected Historical Financial Information” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus; the unaudited pro forma financial information (including the related notes) included in the Registration Statement and the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information; no other pro forma financial information is required to be included in the Registration Statement or the Prospectus;

(q) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and the Operating Company are filed with the Commission as part of the Registration Statement and the Prospectus, were during the periods covered by their reports independent public accountants as required by the Securities Act and the Securities Act Regulations;

(r) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus (including the description of the Formation Transactions contained therein), there has not been (i) any Material Adverse Effect or any change or event that reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, the Operating Company or any of the Subsidiaries that reasonably could be expected to result in a Material Adverse Effect or (iii) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Company on any of its membership interests;

(s) the Shares and the shares of Common Stock issued or to be issued in the Formation Transactions conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

(t) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company other than as disclosed in the Registration Statement, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company, the Operating Company or any of the Subsidiaries is a party or otherwise;

(u) the Common Stock issued or to be issued in the Formation Transactions has been duly authorized and, when issued and duly delivered against payment therefor as contemplated by the applicable subscription agreement or the Contribution Agreement, as applicable, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the

Company other than as disclosed in the Registration Statement, and the issuance and sale of such Common Stock by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company, the Operating Company or any of the Subsidiaries is a party or otherwise;

(v) the Shares and the shares of Common Stock issued or to be issued in the Formation Transactions have been registered under Section 12(b) of the Exchange Act and approved for listing on the New York Stock Exchange, subject to official notice of issuance;

(w) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the New York Stock Exchange;

(x) all securities issued by the Company, the Operating Company or any of the Subsidiaries prior to the date hereof have been issued and sold in compliance with (i) all applicable federal and state securities laws, and (ii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange; and, assuming the accuracy of the representations given in the Formation Agreements by the parties thereto (other than the Company), the issuance and sale of the Common Stock issued or to be issued in the Formation Transactions were and will be exempt from registration or qualification under the Securities Act and state securities laws;

(y) the Company has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(z) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Common Stock in a manner in violation of the Securities Act; the Company has not distributed and will not distribute any prospectus or other offering material, other than the Preliminary Prospectus and the Prospectus, in connection with the offer and sale of the Shares;

(aa) except as set forth on Schedule II, none of the Company, the Operating Company and their affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD;

(bb) the Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

(cc) there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company’s knowledge, threatened against the Company, the Operating Company or any of the Subsidiaries or any of their respective officers and directors or to which the assets of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, that could result in a judgment, decree, award or order which could reasonably be expected to have a Material Adverse Effect;

(dd) the descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be disclosed, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; all agreements between the Company, the Operating Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement or the Prospectus are legal, valid and binding obligations of the Company, the Operating Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by the Exceptions and, to the Company’s knowledge, no party is in material breach or default under any such agreements;

(ee) the Company, the Operating Company and the Subsidiaries own or possess, and upon completion of the Formation Transactions will own or possess, adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company, the Operating Company and the Subsidiaries to conduct their business as described in the Registration Statement and the Prospectus, and none of the Company, the Operating Company and the Subsidiaries has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(ff) the Company, the Operating Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(gg) each of the Company, the Operating Company and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company, the Operating Company or any of the Subsidiaries; no tax deficiency has been asserted against any such entity, and the Company does not know of any tax deficiency that is likely to be asserted against the Company, the Operating Company or any of the Subsidiaries that, individually or in the aggregate, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of the Company and the Subsidiaries;

(hh) commencing with the taxable year beginning on the business date immediately preceding the closing of the offering and ending December 31, 2004, the Company will be organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”), and the proposed method of operation of the Company, the Operating Company and the Subsidiaries as described in the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code; the Company intends to continue to qualify as a REIT under the Code for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT under the Code at any time;

(ii) each of the Company, the Operating Company and the Subsidiaries maintains, and its borrowers maintain, insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for the respective businesses of the Company, the Operating Company and the Subsidiaries;

(jj) each of the Company, the Operating Company and the Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the Operating Company or any of the Subsidiaries would have any material liability; none of the Company, the Operating Company and the Subsidiaries has incurred or expects to incur material liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” (as defined in ERISA and subject to Title IV of ERISA) or (ii) Section 412 or 4971 of the Code; and each “pension plan” for which the Company, the Operating Company or any of the Subsidiaries would have any material liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification;

(kk) none of the Company, the Operating Company and the Subsidiaries, or, to the Company’s knowledge, any officer or director purporting to act on behalf of the Company, the Operating Company or any of the Subsidiaries has at any time (i) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company, the Operating Company or any of the Subsidiaries sells or from which the Company, the Operating Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans or servicing arrangements to the Company, the Operating Company or any of the Subsidiaries, or (ii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Company, the Operating Company and the Subsidiaries; none of the Company, the Operating Company and the Subsidiaries nor, to the Company’s knowledge, any employee of the Company, the Operating Company or any of the Subsidiaries, has made any other payment of funds of the Company, the Operating Company or any of the Subsidiaries or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration or the Prospectus;

(ll) except as otherwise disclosed in the Registration Statement and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company, the Operating Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company, the Operating Company or any of the Subsidiaries or any of the members of the families of any of them; except as otherwise disclosed in the Registration Statement and the Prospectus, no other relationship, direct or indirect, exists between or among the Company, the Operating Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, the Operating Company or any of the Subsidiaries on the other hand, that is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement or the Prospectus and that is not so described;

(mm) except as disclosed in the Registration Statement and the Prospectus, none of the Company, the Operating Company and the Subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated (including the Formation Transactions);

(nn) none of the Company, the Operating Company and the Subsidiaries is and, after giving effect to the offering and sale of the Shares and the Formation Transactions, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(oo) the statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate;

(pp) except as disclosed in the Registration Statement and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable or redeemable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Company under the Securities Act;

(qq) to the Company’s knowledge, the conduct of business by the Company, the Operating Company and the Subsidiaries as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company, the Operating Company or the Subsidiaries conduct or propose to conduct such business, except as described in Registration Statement the Prospectus and except such regulation as is applicable to commercial enterprises generally;

(rr) none of the Company, the Operating Company and the Subsidiaries owns any real property; except as disclosed in the Registration Statement and the Prospectus: (i) upon consummation of the Formation Transactions, the Company, the Operating Company and the Subsidiaries will have good title to (and will be the sole legal, beneficial and equitable owner of) all loan assets and other personal property, and a valid leasehold interest in, all real property (other than real property not purported to be leased by the Company, the Operating Company or the Subsidiaries), described in the Registration Statement or the Prospectus or shown on the financial statements included in the financial statements included in the Registration Statement and the Prospectus, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company, the Operating Company and the Subsidiaries; and (ii) any real property improvements, equipment and personal property held under lease by the Company, the Operating Company or any of the Subsidiaries will be held under valid, existing and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property improvements, equipment and personal property by the Company, the Operating Company or such Subsidiary;

(ss) the Company, the Operating Company or a Subsidiary has obtained, from a title insurance company licensed to issue such policy, a lender’s title insurance policy on any real property in respect of which the Company, the Operating Company and any of the Subsidiaries has a loan in its portfolio as of the date hereof, the Initial Closing Time or the Optional Closing Time secured thereby that insures the lien of its mortgage on the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company, the Operating Company or a Subsidiary and so secured by the real property;

(tt) there are no real property interests or loans in respect of real property that any of the Company, the Operating Company and the Subsidiaries directly or indirectly intends to acquire, lease, originate or underwrite or any contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition, disposition, origination or underwriting by the Company, the Operating Company or the Subsidiaries of interests in real property or loans in respect of real property that are required to be described in the Registration Statement or the Prospectus and are not so described;

(uu) except as otherwise disclosed in the Registration Statement and the Prospectus, (i) none of the Company, the Operating Company, the Subsidiaries, or, to the Company’s knowledge, any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, discharged, dumped, transferred or otherwise disposed of Hazardous Materials (as hereinafter defined) on, in, under, to or from any real property underlying any loan held by the Company, the Operating Company or any of the Subsidiaries or any real property leased by any of them (collectively, the “Real Property”), except in connection with the ordinary use of residential, retail or commercial properties and other than by any such action taken in compliance with all applicable Environmental Statutes (hereinafter defined); (ii) the Company does not know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Real Property, or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (iii) none of the Company, the Operating Company and the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute, regulation or rule under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in the Registration Statement or the Prospectus or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (iv) the Real Property is not included or, to the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency or, to the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other governmental authority; and (v) in the operation of the Company’s and the Operating Company’s businesses, the Company or the Operating Company has acquired, before the acquisition, origination or underwriting of any loan in respect of real property or the acquisition of any real property, an environmental assessment of the real property and, to the extent that any condition was revealed that could reasonably have been expected to result in material liability associated with the presence or release of a Hazardous Material, or any violation or potential violation of any Environmental Statute, the Company and the Operating Company took, or required their borrower to take, all commercially reasonable action necessary or advisable (including any capital improvements) for clean-up, closure or other compliance with such Environmental Statute;

as used herein, “Hazardous Material” means, without limitation, any flammable explosives, radioactive materials, hazardous substances, hazardous wastes, toxic substances, asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, regulation or rule, including, without limitation, the Comprehensive Environmental Response, Compensation,

and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute” and collectively the “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Registration Statement or the Prospectus;

(vv) to the Company’s knowledge, there are no costs or liabilities associated with the Real Property arising under any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(ww) none of the entities that prepared Phase I or other environmental assessments with respect to the Real Property was employed for such purpose on a contingent basis or has any substantial interest in the Company, the Operating Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company, the Operating Company or any of the Subsidiaries as a promoter, selling agent, trustee, officer, director or employee;

(xx) (i) the Company does not know of any violation of any municipal, state or federal law, rule or regulation concerning the Real Property or any part thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (ii) to the Company’s knowledge, the Real Property complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Real Property and will not result in a forfeiture or reversion of title; (iii) neither the Company nor the Operating Company has received any written notice of any condemnation of or zoning change affecting the Real Property or any part thereof, and the Company does not know of any such condemnation or zoning change that is threatened and that, individually or in the aggregate, if consummated could reasonably be expected to have a Material Adverse Effect; (iv) to the Company’s knowledge, all improvements constituting a part of the Real Property are free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear, except as could not reasonably be expected to have Material Adverse Effect, (v) all liens, charges, encumbrances, claims, or restrictions on or affecting the assets of the Company, the Operating Company or any of the Subsidiaries that are required to be described in the Registration Statement or the Prospectus are disclosed therein; (vi) all leases of the Real Property constitute the legal, valid and binding agreements of each party thereto (subject to the Exceptions), no tenant under any of such leases is in default thereunder and there is no event that, but for the passage of time or the giving of notice or both would constitute a default thereunder, except for such defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (vii) all notes and other loan agreements, mortgages, assignments of leases and rents, subordination agreements and other security agreements in favor of the Company, the Operating Company and the Subsidiaries with respect to the Real Property constitute the legal, valid and binding agreements of each party thereto (subject to the Exceptions), no party to any such agreement is in default thereunder, and there is no event that, but for the passage of time or the giving of notice or both would constitute a default thereunder, except for such failures to be legal, valid and binding and such defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (viii) no tenant under any lease pursuant to which the Real Property is leased has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except for such options or rights of first refusal that, individually or in the aggregate, if exercised, could not reasonably be expected to have a Material Adverse Effect; and

(yy) any certificate signed by any officer of the Company or the Operating Company delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

4. Certain Covenants:

The Company hereby agrees with each Underwriter:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation;

(b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible;

(c) to prepare the Prospectus in a form reasonably approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the second day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time)) on the second day following the execution and delivery of this Agreement, or on such other day as the parties may mutually agree, to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d) to advise the Representatives promptly and, if requested by the Representatives, to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

(e) to advise the Representatives immediately, and, if requested by the Representatives, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; and to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing (unless required to do so by law);

(f) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations that, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act and the Securities Act Regulations and, during such time, to prepare and furnish promptly to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Securities Act and the Securities Act Regulations;

(g) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(h) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, to furnish for review a copy thereof to the Representatives and counsel for the Underwriters and not to file any such proposed amendment or supplement to which the Representatives reasonably object (unless required to do so by law);

(i) to furnish promptly to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

(j) to furnish to the Representatives, not less than one business day before filing with the Commission subsequent to the effective date of the Prospectus and during the period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(k) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus;

(l) to make generally available to its security holders as soon as practicable, but in any event not later than 45 days after the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (or later than 90 days, if such fiscal quarter is the last fiscal quarter of the Company’s fiscal year) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (in such form, at the option of the Company, as complies with Rule 158 under the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

(m) to use its best efforts to maintain the listing of the Shares on the New York Stock Exchange and to file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are traded on the New York Stock Exchange;

(n) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

(o) to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Representatives, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable, exchangeable or redeemable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing shall not apply to (A) grants of stock options or restricted stock to employees, consultants or directors pursuant to an employee benefit plan in existence on the date hereof and described in the Prospectus (and the filing of a registration statement under the Securities Act on Form S-8 for such plan), or (B) issuances of Common Stock or other securities convertible into or exercisable, exchangeable or redeemable for Common Stock as consideration for the Company’s acquisition of assets;

(p) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(q) to use its best efforts to cause each executive officer, director and person described on Schedule III to furnish to the Representatives, prior to the Initial Closing Time, a letter substantially in the form of Exhibit A hereto;

(r) to obtain or maintain, as appropriate, directors and officers liability insurance in the minimum amount of $5,000,000, which shall apply to the offering contemplated herein;

(s) to comply with all of the provisions of any undertakings in the Registration Statement and to file with the Commission such reports as may be required pursuant to Rule 463 of the Securities Act Regulations;

(t) to use its best efforts to meet the requirements to qualify as a REIT under the Code, unless it is determined by the Company’s board of directors to be in the best interest of the Company for the Company to no longer so qualify;

(u) to use its best efforts not to invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act; and

(v) in connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement; and to direct the transfer agent to place stop transfer restrictions upon such securities for such period of time; and, should the Company release, or seek to release, from such restrictions any of the Directed Shares, to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

5. Payment of Expenses:

(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, and fees in connection with: (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment); (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters; (iii) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid, and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers; (iv) filing for review of the public offering of the Shares by the NASD; (v) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement; (vi) the fees and expenses incurred in connection with the inclusion of the Shares in the New York Stock Exchange; (vii) all costs and expenses incident to the travel and accommodation of employees of the Company in making road show presentations with respect to the offering of the Shares; (viii) preparing and distributing three copies of bound volumes of transaction documents for the Representatives and their legal counsel; and (ix) the performance of the Company’s other obligations hereunder. Upon the request of the Representatives, the Company will provide funds in advance for filing fees.

(b) The Company agrees to reimburse the Representatives for their reasonable actual out-of-pocket expenses (inclusive of expenses associated with the Underwriters’ legal counsel), up to a maximum amount of $375,000 (or, subject to subsection (c), in the event that this Agreement is terminated, $250,000), in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, including the fees and expenses of the Underwriters’ outside legal counsel and any other advisors, accountants, appraisers, etc. The Company agrees that the Underwriters may deduct from the aggregate purchase price for the Initial Shares or the Option Shares otherwise payable to the Company pursuant to this Agreement the amounts for which the Representatives are entitled to reimbursement pursuant to this subsection (b) and any additional amounts the Representatives incur on behalf of the Company that are payable by the Company pursuant to subsection (a) above.

(c) Notwithstanding subsection (b) above, if this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

6. Conditions of the Underwriters’ Obligations:

The obligations of the Underwriters hereunder to purchase Shares at the Initial Closing Time or at the Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Initial Closing Time and at the Option Closing Time, as applicable, the performance by the Company of its obligations hereunder and the satisfaction of the following further conditions at the Initial Closing Time or at the Option Closing Time, as applicable:

(a) The Company shall furnish to the Underwriters at the Initial Closing Time and at the Option Closing Time an opinion of Hunton & Williams LLP, counsel for the Company, the Operating Company and the Subsidiaries, addressed to the Underwriters and dated the Initial Closing Time and Option Closing Time and in form and substance satisfactory to Alston & Bird LLP, counsel for the Underwriters, stating that:

(i) all of the outstanding shares of capital stock, partnership interests, membership interests or other equity interests, as applicable, of the Operating Company and each Subsidiary listed on Schedule IV hereto (each, including the

Operating Company, a “Designated Subsidiary”) have been duly authorized and validly issued and are fully paid and, with respect to shares of capital stock, limited partnership interests and membership interests, non-assessable (except to the to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act), and all of the outstanding shares of capital stock, partnership interests, membership interests or other equity interests, as applicable, of the Designated Subsidiaries are directly or indirectly owned of record by the Company; except as disclosed in the Prospectus, and to such counsel’s knowledge, there are no outstanding (A) securities or obligations of the Company or any of the Designated Subsidiaries convertible into or exchangeable for any capital stock, partnership interests, membership interests or other equity interests, as applicable, of the Company or any such Designated Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such Designated Subsidiary any such capital stock, partnership interests, membership interests or other equity interests, as applicable, or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any such Designated Subsidiary to issue any shares of capital stock, partnership interests, membership interests or other equity interests, as applicable, or any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(ii) each of the Designated Subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation with the corporate, limited partnership or limited liability company power and authority to own its assets and to conduct its business as described in the Prospectus;

(iii) the Company and the Designated Subsidiaries are qualified to transact business and are in good standing in each jurisdiction set forth opposite their respective names on a schedule to counsel’s opinion letter; except as disclosed in the Registration Statement and the Prospectus, no Designated Subsidiary is prohibited or restricted by its charter, bylaws, certificate of formation, operating agreement, certificate of limited partnership, or partnership agreement, as the case may be, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such entity’s capital stock, partnership interests, membership interests or other equity interests, as applicable, or from repaying to the Company or any Designated Subsidiary any amounts which may from time to time become due under any loans or advances to such entity from the Company or such other entity, or from transferring any such entity’s assets to the Company or to any Designated Subsidiary;

(iv) to such counsel’s knowledge, none of the Company and the Designated Subsidiaries (A) is in violation of any term or provision of its charter, bylaws, certificate of formation, operating agreement,

certificate of limited partnership, or partnership agreement, as the case may be, or (B) is in breach of any obligation, agreement, covenant or condition contained in the agreements filed as an exhibit to the Registration Statement, except, in each case, for such violations or breaches which could not reasonably be expected to have a Material Adverse Effect;

(v) the execution, delivery and performance of this Agreement and the Formation Agreements by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Formation Agreements do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the charter, bylaws, certificate of formation, operating agreement, certificate of limited partnership, or partnership agreement, as the case may be, of any Designated Subsidiary, (ii) any provision of any obligation, agreement, covenant or condition contained in the agreements filed as an exhibit to the Registration Statement, (iii) any law or regulation known to such counsel to be binding upon or applicable to the Company or any Designated Subsidiary or any of their respective assets, or (iv) any decree, judgment or order known to such counsel to be applicable to the Company or any Designated Subsidiary;

(vi) the Contribution Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by the Exceptions;

(vii) no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement or, to such counsel’s knowledge, the Contribution Agreement by the Company, the consummation of the transactions contemplated herein or, to such counsel’s knowledge, therein by the Company, and the sale and delivery of the Shares by the Company as contemplated herein, other than such as have been obtained or made under the Securities Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations, and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, or with the NASD;

(viii) neither the Company nor the Operating Company is or solely as a result of the consummation of the transactions contemplated by this Agreement will become, subject to registration as an “investment company” under the Investment Company Act;

(ix) the issuance and sale of the Initial Shares (or the Option Shares, as applicable) by the Company or the Shares of Common Stock issued by the Company pursuant to the Formation Transactions are not subject to preemptive or other similar rights arising under any agreement known to such counsel to which the Company, the Operating Company or any of the Subsidiaries is a party;

(x) except as disclosed in the Registration Statement, to such counsel’s knowledge, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Company under the Securities Act;

(xi) the form of certificate used to evidence the Common Stock complies in all material respects with the requirements of the New York Stock Exchange;

(xii) the Registration Statement has been declared effective under the Securities Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel’s knowledge, no proceedings with respect thereto have been commenced or threatened under the Securities Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and the time period required by Rule 424(b);

(xiii) as of the effective date of the Registration Statement, the Registration Statement and, as of its issue date, the Prospectus (except as to the financial statements and related notes and schedules and other related financial and accounting data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act, and the Securities Act Regulations (including Form S-11);

(xiv) the statements under the captions “Risk Factors – Risks Related to Business Strategy and Policies – The federal income tax laws governing REITs are complex, and our failure to qualify as a REIT under the federal tax laws will result in adverse tax consequences,” “Risk Factors – Risks Related to Business Strategy and Policies – Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flow or limit our ability to sell or securitize our assets,” “Risk Factors – Risks Related to Business Strategy and Policies – Complying with REIT requirements may cause us to forgo otherwise attractive opportunities,” “Risk Factors – Risks Related to Business Strategy and Policies – Complying with REIT requirements may limit our ability to hedge effectively,” “Risk Factors – Risks Related to Business Strategy and Policies – Recent legislative change may adversely affect the market price of REIT common stock,” “Federal Income Tax Consequences of our Status as a REIT” and “Other Tax Consequences,” insofar as such statements constitute a summary of the legal matters, proceedings or documents referred to therein, constitute accurate summaries thereof in all material respects;

(xv) to such counsel’s knowledge, there are no actions, suits, proceedings, inquiries or investigations pending or threatened against the Company or the Designated Subsidiaries or any of their respective officers and directors or to which the assets of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency that are required to be disclosed in the Prospectus but are not so disclosed;

(xvi) to such counsel’s knowledge, there are no contracts or documents of a character that are required to be filed as exhibits to the Registration Statement or required to be described in the Prospectus that have not been so filed or described;

(xvii) in reliance upon the representations and warranties made by the investors in the Formation Agreements, the offer and sale of the Common Stock sold in connection with the Formation Transactions were exempt from the registration requirements of the Securities Act; and

(xviii) commencing with its taxable year beginning on the business day immediately preceding the closing of the offering and ending December 31, 2004, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation as described in the Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company and representatives of the Representatives, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraph (xiv) above), and subject to the foregoing (relying as to factual matters in respect of the determination of materiality upon the statements of fact made by officers and other representatives of the Company), no facts have come to such counsel’s attention that have led such counsel to believe that the Registration Statement, at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date or as of the date of such counsel’s opinion, the Prospectus included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel, however, need not express a belief with respect to the financial statements and the related notes and schedules and other related financial and accounting data included in, or omitted from, the Registration Statement or the Prospectus or any further amendment or supplement thereto.

In rendering such opinion, such counsel may limit its opinions to the laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States of America, and may rely, as to factual matters, on certificates of public officials and officers of the Company.

(b) The Company shall furnish to the Underwriters at the Closing Time and at the Option Closing Time an opinion of Venable LLP, special Maryland counsel of the Company, addressed to the Underwriters and dated the Initial Closing Time and the Option Closing Time and in form and substance satisfactory to Alston & Bird LLP, counsel for the Underwriters, stating that:

(i) the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and in good standing with the State Department of Assessments and Taxation of Maryland;

(ii) the Company has the corporate power to own its assets and to conduct its businesses as described in the Prospectus under the caption “Our Company” and, as applicable, to execute and deliver this Agreement and the Formation Agreements and perform the obligations thereunder;

(iii) the authorized stock of the Company is as set forth under the caption “Capitalization” in the Prospectus; all outstanding shares of Common Stock (other than the Shares) are duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the Company’s board of directors authorizing issuance thereof, are validly issued, fully paid and non-assessable;

(iv) the Initial Shares (or Option Shares, as applicable) have been duly authorized and, when issued in exchange for the consideration recited in this Agreement, will be validly issued, fully paid and non-assessable;

(v) the shares of Common Stock issued pursuant to the Contribution Agreement have been duly authorized and, when issued in exchange for the consideration recited in the Contribution Agreement, will be validly issued, fully paid and non-assessable;

(vi) no holder of outstanding shares of Common Stock has any statutory preemptive right under the Maryland General Corporation Law or any similar right under the charter or bylaws of the Company to subscribe for any of the Shares or any of the shares of Common Stock issued pursuant to the Formation Transactions;

(vii) this Agreement and each of the Formation Agreements has been duly authorized, executed and, so far as is known to such counsel, delivered on behalf of the Company;

(viii) the form of certificate representing the Shares and the shares of Common Stock complies with the requirements of Section 2-211 of the Maryland General Corporation Law and the Company’s charter and bylaws;

(ix) the Common Stock conforms as to legal matters in all material respects to the description thereof set forth in the Prospectus under the caption “Description of Common Stock”; and the statements under the captions “Risk Factors – Risk Factors Related to Business Strategy and Policies – Our ownership limitations may restrict or prevent you from engaging in certain transfers of our common stock,” “Risk Factors – Risk Factors Related to Business Strategy and Policies – Provisions of our charter and Maryland law may limit the ability of a third party to acquire control of our company,” “Investment Policies and Policies with Respect to Certain Activities – Conflicts of Interest Policy,” “Description of Common Stock,” and “Certain Provisions of Maryland Law and of our Charter and Bylaws” in the Prospectus and under Item 34 of the Registration Statement, insofar as such statements constitute a summary of the Company’s charter or bylaws or of Maryland law, constitute accurate summaries thereof in all material respects;

(x) the execution, delivery and performance by the Company of this Agreement and the Formation Agreements, and the consummation of the transactions contemplated herein and therein, do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under) (i) the charter or bylaws of the Company, (ii) any provision of the Maryland General Corporation Law, or (iii) so far as is known to such counsel, any Maryland court or administrative order, judgment or decree applicable to the Company; and

(xi) no approval, authorization, consent or order of or filing with any Maryland regulatory agency is required to be obtained or made by the Company under the Maryland General Corporation Law in connection with the execution, delivery and performance, on the date hereof, by the Company of the Agreement and the Formation Agreements, the consummation of the transactions contemplated herein or therein or the sale and delivery of the Shares as contemplated herein, except as have been made, obtained or waived, if any.

(c) The Representatives shall have received from Ernst & Young LLP, letters dated, respectively, as of the date of this Agreement, the Initial Closing Time and the Option Closing Time, as the case may be, addressed to the Representatives, in form and substance satisfactory to the Representatives, relating to the financial statements, including pro forma financial statements, of the Company and the Operating Company, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

(d) The Representatives shall have received at the Initial Closing Time and at the Option Closing Time the favorable opinion of Alston & Bird LLP, dated the Closing Time or such Option Closing Time, addressed to the Representatives and in form and substance satisfactory to the Representatives.

(e) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing.

(f) Prior to the Initial Closing Time and the Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; and (iii) the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) All filings with the Commission required by Rule 424 and Rule 430A under the Securities Act to have been filed by the Initial Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(h) The Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(i) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) The Representatives shall have received lock-up agreements from each person described on Schedule III in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

(k) The Representatives shall have received at or before the Initial Closing Time and at the Option Closing Time, a certificate of the Company’s Chief Executive Officer or Chief Financial Officer, to the effect that:

(i) the representations and warranties of the Company in this Agreement that are not qualified by materiality or Material Adverse Effect are true and correct in all material respects and those representations and warranties of the Company in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct in all respects, as if made on and as of such date, and the Company has complied with all the agreements in all material respects and all the conditions on its part to be performed or satisfied at or prior to the date hereof;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) the Registration Statement, when it became effective, did not, and the Prospectus, as of its date or the date of such certificate, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus that has not been so set forth; and

(iv) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (A) any change or event that has had, or reasonably could be expected to have, a Material Adverse Effect, (B) any transaction that is material to the Company, the Operating Company and the Subsidiaries considered as one enterprise (other than the Formation Transactions), except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, that is material to the Company, the Operating Company and the Subsidiaries considered as one enterprise, incurred by the Company, the Operating Company or the Subsidiaries, except pursuant to the Formation Transactions and except obligations incurred in the ordinary course of business, (D) any change in the capital stock of the Company, the Operating Company or any Subsidiary that is material to the Company, the Operating Company and the Subsidiaries considered as one enterprise, or (E) any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interests of the Company, the Operating Company or any Subsidiary.

7. Termination:

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Initial Closing Time or the Option Closing Time, (a) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (b) if there has been since the respective dates as of which information is given in the Registration Statement, any change or event that has had, or reasonably could be expected to have, a Material Adverse Effect, or any material change in management of the Company or the Operating Company, whether or not arising in the ordinary course of business, or (c) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (d) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority or (e) a general banking moratorium shall have been declared by any federal, Maryland or New York authorities, or (f) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated that, in the reasonable opinion of the Representatives, will have a Material Adverse Effect; or (g) the Company, the Operating Company or any of the Subsidiaries shall have sustained a loss by labor dispute, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, of such character as in the judgment of the Representatives materially adversely affects or will materially adversely affect the business of the Company or the Operating Company.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Initial Closing Time or at an Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 48 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 48-hour period, (a) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (b) if the total number of Defaulted

Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party (other than the defaulting Underwriter), except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Initial Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement. Nothing in this Section 8 shall relieve a defaulting Underwriter from liability for its default.

9. Indemnity and Contribution by the Company and the Underwriters:

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) that, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus (including the failure to comply with any law, rule or regulation of foreign jurisdictions where Directed Shares have been offered), (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Preliminary Prospectus and any other preliminary prospectus, the Prospectus and any prospectus wrapper material), or (iii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement or Prospectus; and except that, with respect to the Preliminary Prospectus or other preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, expense, liability, damage or claim purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 1 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, expense, liability, damage or claim. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

(b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) that, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus, or (ii) any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading; provided, however, that the statements set forth in the [            ] paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the

Prospectus constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(n) and this Section 9. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that such Underwriter may otherwise have.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representatives will not relieve the Underwriters of any obligation hereunder, except to the extent that their ability to defend is actually impaired by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them that are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriters and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

(c) The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify (to the extent provided in this Section 9) the indemnified party against any loss, expense, liability, damage or claim by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and by the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in clause (i) and, if applicable clause (ii), of subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 9, each officer and director of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(f) The Company agrees to indemnify and hold harmless each Underwriter and its affiliates and each person, if any, who controls any Underwriter or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by the Company or delivered to and approved by the Company for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as a result of the failure of any participant to pay for and accept delivery of Directed Shares that the participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages and liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriters.

10. Survival:

The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. That certain letter agreement dated October 22, 2003, between Friedman, Billings, Ramsey & Co., Inc. and the Operating Company, as it may be subsequently amended, shall survive the execution, delivery, performance and termination of this Agreement (except as otherwise provided therein), and the Company hereby agrees to the appointment of Friedman, Billings, Ramsey & Co., Inc. with respect to the Company to the same extent as Friedman, Billings, Ramsey & Co., Inc. is appointed with respect to the Operating Company in Section 2 of such letter agreement. In the event of any inconsistency between the letter agreement and this Agreement with respect to expense reimbursement as provided in Section 5 of this Agreement, the provisions of this Agreement shall control. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11. Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; or, if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 110 Maiden Lane, New York, New York 10005.

12. Governing Law; Headings:

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

CAPITAL LEASE FUNDING, INC.

By:
Name:
Title:

Accepted and agreed to as

of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
WACHOVIA CAPITAL MARKETS, LLC
RBC CAPITAL MARKETS CORPORATION

By:	Friedman, Billings, Ramsey & Co., Inc., on behalf of the Representatives

By:
Name:
Title:

For themselves and as Representatives of the other Underwriters named on Schedule I hereto.

SCHEDULE I

Underwriter	Number of Initial Shares to be Purchased

Friedman, Billings, Ramsey & Co., Inc.

Wachovia Capital Markets, LLC

RBC Capital Markets Corporation

Total

SI-1

SCHEDULE II

Lewis S. Ranieri is affiliated with Signature Securities Group and, through ownership of Five Mile Capital Management Inc., East Hills Trading LLC.

SII-1

SCHEDULE III

Lewis S. Ranieri

Paul H. McDowell

William R. Pollert

Shawn P. Seale

Robert C. Blanz

Michael J. Heneghan

LSR Capital CLF LLC

Hyperion CLF LLC

SIII-1

SCHEDULE IV

Capital Lease Funding, Inc.

Capital Lease Funding, LLC

CLF OP General Partner LLC

[Each taxable REIT subsidiary of Capital Lease Funding, Inc.]

SIV-1

EXHIBIT A

FORM OF LOCK-UP LETTER

March [    ], 2004

FRIEDMAN, RAMSEY BILLINGS & CO., INC.

WACHOVIA CAPITAL MARKETS, LLC

RBC CAPITAL MARKETS CORPORATION

c/o Friedman, Billings, Ramsey & Company, Inc.

1001 19th Street North

Arlington, Virginia 22209

Dear Sirs:

The undersigned understands that Friedman, Billings, Ramsey & Company, Inc., Wachovia Capital Markets, LLC and RBC Capital Markets Corporation (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”), as representatives of the several underwriters (the “Underwriters”), with Capital Lease Funding, Inc., a Maryland corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters of shares (the “Shares”) of Common Stock of the Company (the “Common Stock”).

To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending on the 180-day anniversary of the date of the final prospectus relating to the Public Offering (such period, the “Lock-Up Period” and such prospectus, the “Prospectus”), (1) offer, pledge, sell, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the following (whether now owned by the undersigned or hereafter acquired): (i) Common Stock, (ii) any securities convertible into or exercisable, exchangeable or redeemable for any shares of Common Stock or (iii) any rights to purchase or otherwise acquire Common Stock held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned further agrees that the undersigned will not publicly disclose the intention to make any such offer, sale, pledge, redemption or disposition or to enter into any transaction described in the preceding sentence during the Lock-Up Period without, in each case, the prior written consent of the Representatives. In addition, the undersigned agrees that, without prior written consent of the Representatives, the undersigned will not, during the Lock-Up

A-1

Period, make any demand for or exercise any right with respect to, the registration under the Securities Act of 1933, as amended (the “Securities Act”), of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, this letter does not restrict the undersigned from (1) distributing any of the Company’s securities to the undersigned’s equity holders or (2) transferring the Company’s securities (i) as a bona fide gift or gifts or (ii) to any trust the beneficiaries of which are exclusively the undersigned or a member of the immediate family of the undersigned, including grandchildren (to the extent consistent with the Securities Act and state securities laws), provided that prior to and as a condition to the effectiveness of any such distribution or transfer, the transferee executes a lock-up agreement substantially in the form hereof in favor of the Representatives.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer that would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Company and the Representatives. The terms of this letter shall expire in the event the Public Offering is not consummated on or before June 30, 2004.

Very truly yours,

(Printed or Typed Name)

By:
(SEAL)

Title:

A-2

Table of Contents

Sale and Purchase	2
Payment and Delivery	3
Representations and Warranties of the Company	4
Certain Covenants	17
Payment of Expenses	21
Conditions of the Underwriters’ Obligations	22
Termination	30
Increase in Underwriters’ Commitments	31
Indemnity and Contribution by the Company and the Underwriters	32
Survival	36
Notices	36
Governing Law; Headings	37
Parties at Interest	37
Counterparts and Facsimile Signatures	37

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